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                                                                     EXHIBIT 5.1


December 20, 1994




The St. Paul Companies, Inc.
385 Washington Street
St. Paul, Minnesota  55102

Re:  Registration Statement on Form S-8

Gentlemen:

I have acted as counsel to The St. Paul Companies, Inc., a Minnesota corporation (the "Company"), in connection with the registration by the Company of 4,061,884 shares of the Company's Common Stock, no par value (the "Shares"), pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 20, 1994 (the "Registration Statement").

In this connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that I have considered necessary and appropriate for this opinion.

In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals, the legal capacity of all natural persons, and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing, it is my opinion that:

     1. The Company has corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

     2. The 4,000,000 shares of Common Stock that are being registered for sale by the Company under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the 1994 Stock

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The St. Paul Companies, Inc.
December 20, 1994
Page 2


          Incentive Plan, will be validly issued, fully paid and nonassessable.

     3. The 61,884 shares of Common Stock that are being registered for sale by certain Selling Shareholders under the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of my name under the caption "Validity of Common Stock" in the prospectus covering the resale of the Shares by the Selling Shareholders.

Very truly yours,

/s/Bruce A. Backberg

Bruce A. Backberg, Esq.